EXHIBIT 10.24

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”) is made this 28th day of December 2004 (the “Effective Date”), by and among Professional Veterinary Products, Ltd., a Nebraska corporation (“PVPL”), ProConn, LLC, a Nebraska limited liability company (“ProConn”), Exact Logistics, LLC, a Nebraska limited liability company (“Exact”, together with PVPL and ProConn, collectively and individually herein referred to as “Borrower”) and U.S. Bank National Association, a national banking association (“Lender”).

     WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Loan Agreement dated as of May 12, 2003 (the “Amended and Restated Loan Agreement”) pursuant to which Lender agreed, among other things, to make a Revolving Loan to Borrower of up to $17,500,000.00;

     WHEREAS, on December 29, 2003, Borrower and Lender entered in to a First Amendment to Amended and Restated Loan Agreement (the “First Amendment”, together with the Amended and Restated Loan Agreement, as amended, collectively herein referred to as the “Loan Agreement”) pursuant to which Lender and Borrower agreed, among other things, to increase the amount of the Revolving Loan to up to $25,000,000.00, to amend certain provisions of the Loan Agreement and to extend the termination date of the Revolving Note and Revolving Loan; and

     WHEREAS, Lender and Borrower have agreed to further amend certain provisions of the Loan Agreement to, among other things, increase the amount of the Revolving Loan to up to $40,000,000.00, adjust the interest rate of the Revolving Note, amend certain covenants of Borrower and extend the termination date of the Revolving Note and Revolving Loan until January 1, 2008.

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Loan Agreement.

     Section 2. Amendment of Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby amended in the following respects:

     Section 2.1 Loan Agreement Definitions. Article I, Section 1.2 of the Loan Agreement shall be amended by substituting the following definitions appearing in such Section:

Revolving Loan means the conditional revolving line of credit facility in an amount up to $40,000,000.00, as described in Section 2.1 of the Loan Agreement and as provided in the revolving note, a copy of which is attached hereto as Exhibit 2.1 to this Amendment.

Article I, Section 1.2 of the Loan Agreement shall be further amended by adding the following definitions to such Section:

Fiscal Quarter means each fiscal quarter of Borrower ending October 31, January 31, April 30 and July 31, respectively, of each year.

Leverage Ratio means the ratio of Borrower’s Interest Bearing Debt to EBITDA (calculated on a 4-quarter rolling average).

Section 2.2. Revolving Loan. Article II, Sections 2.1, 2.1.1 and 2.1.3 of the Loan Agreement shall be amended in their entirety to provide as follows:

     Section 2.1 Revolving Loan. Subject to the terms and conditions hereof, Lender agrees to make Advances to Borrower from time to time during the period from the date hereof to and including the termination date, in an aggregate amount at any time outstanding not to exceed the lesser of (a) Forty Million Dollars ($40,000,000.00) or (b) the Borrowing Base, as calculated from time to time (the “Maximum Revolving Facility”). The Revolving Loan shall be a revolving line of credit facility and it is contemplated that Borrower will request Advances, make prepayments and request additional Advances. The Revolving Loan will terminate on January 1, 2008, if not terminated prior thereto. Borrower’s obligation to repay all Advances with interest thereon and additional terms under the Revolving Loan shall be evidenced by a promissory note in the form attached hereto and marked Exhibit 2.1 ( herein, together with any and all extensions, renewals, modifications, and substitutions thereof and exchanges therefore, the “Revolving Note”). Any unpaid principal amount of the Advances and all accrued but unpaid interest thereon under the Revolving Loan shall be payable on the termination date.

     Section 2.1.1 Interest Rate and Payments. All accrued interest on any unpaid principal amount of the Advances shall be due and payable on the 1st day of each month. The principal amount of the Advances outstanding from time to time on the Revolving Loan during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at a variable rate, subject to change each Fiscal Quarter, equal to the

LIBOR Rate as determined by Lender on a rolling four quarter average, plus the percentage provided below:

from 1/1/05 through 1/31/05 — LIBOR plus 1.90%

from 2/1/05 through 4/30/05 — LIBOR plus 1.50%

and for each Fiscal Quarter thereafter:

if the Leverage Ratio for the last previously completed Fiscal Quarter is greater than or equal to 3.5 to 1.0 — LIBOR plus 2.40%;

if the Leverage Ratio for the last previously completed Fiscal Quarter is greater than 3.0 to 1.0 but less than 3.5 to 1.0 — LIBOR plus 2.15%;

if the Leverage Ratio for the last previously completed Fiscal Quarter is greater than 2.5 to 1.0 but less than 3.0 to 1.0 — LIBOR plus 1.90%;

if the Leverage Ratio for the last previously completed Fiscal Quarter is greater than 2.0 to 1.0 but less than 2.5 to 1.0 — LIBOR plus 1.65%; and

if the Leverage Ratio for the last previously completed Fiscal Quarter is less than 2.0 to 1.0 — LIBOR plus 1.50%;

provided, however, upon an Event of Default, at the LIBOR Rate as determined by Lender plus 7.5% (the “Default Rate”) that is in effect; provided, further, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of the Advances outstanding from time to time shall be payable on the first day of each month and on the termination date. Borrower agrees that Lender may at any time or from time to time, without the request by Borrower, make an Advance to Borrower, or apply the proceeds of any Advance, for the purpose of paying all such interest when due. As clarification with respect to calculation of the applicable interest rate, the Leverage Ratio shall be determined on a lagging Fiscal Quarter basis and shall be based upon Borrower’s Quarterly Compliance Certificate for the last previously completed Fiscal Quarter. For example, calculation of the applicable interest rate for the Fiscal Quarter of 5/1/05 through 7/31/05 shall be based upon the Leverage Ratio of the Fiscal Quarter ending 1/31/05.

     Section 2.1.3 Revolving Loan Facility Fee. Borrower shall pay to Lender an annual revolving loan facility fee as follows:

$45,000.00 due on 1/1/05

$52,500.00 due on 1/1/06

$60,000.00 due on 1/1/07.

     Section 2.3 Form of Borrowing Base Certificate. The form of the Borrowing Base Certificate at Exhibit 2.1.4 of the Loan Agreement shall be replaced by the form of the Borrowing Base Certificate attached to this Amendment as Exhibit 2.1.4

     Section 2.4 Financial Covenants. Article VI, Section 6.1 of the Loan Agreement shall be amended in its entirety to provide as follows:

     Section 6.1 Financial Covenants. Borrower shall not, without the prior written consent of Lender:

(a)	permit Tangible Net Worth to be less than $14,000,000.00 as of the end of any Fiscal Quarter;

(b)	permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 as of the end of any Fiscal Quarter; and

(c)	permit the Leverage Ratio to be greater than 3.50 to 1.00 as of the end of any fiscal year (Borrower’s fiscal year ends July 31).

With respect to the foregoing financial covenants, Borrower shall provide Lender with a Quarterly Compliance Certificate of Borrower in the form attached hereto and marked Exhibit 5.1. At any time after the first anniversary date of the Effective Date, Lender in its sole and absolute discretion upon 30 days written notice to Borrower may amend the financial covenants contained in Sections 6.1 (a), (b) and (c) above to adjust (either increase or decrease) the amounts, ratios and timing of the application of a particular test or to add additional financial covenants to the Loan Agreement and Borrower shall thereafter comply with such amended financial covenants.

     Section 3. Affirmation of Loan Agreement. Except as specifically modified herein, the Loan Agreement, Notes and Collateral Agreements are hereby reaffirmed in all respects. All representations, warranties and covenants contained in this Amendment, the Loan Agreement, the Notes and the Collateral Agreements are hereby specifically incorporated herein as if fully set forth herein. Each Borrower, jointly and severally, represents and warrants to Lender that: (a) such representations and warranties are correct on and as of the Effective Date as though made on and as of such Effective Date, except to the extent that such representations and warranties relate solely to an earlier date; and (b) Borrower is not currently default of, and since May 12, 2003 has not at any time been in default of, any covenant on its part to be performed or observed in this Amendment, the Loan Agreement, the Notes or the Collateral Agreements.

     Section 4. Obligations Joint and Several. The obligations of PVPL, ProConn and Exact under this Amendment, the Loan Agreement and under the Notes shall be joint and several. For the convenience of the parties hereto, this Amendment has been prepared for execution by multiple borrowers, each of which is a “Borrower” for all purposes hereunder. Each of PVPL, ProConn and Exact hereby represent, warrant and covenant for the benefit of Lender that it is the intention of each of PVPL, ProConn and Exact that this Amendment, the Loan Agreement and the Notes be fully enforceable against each of them in accordance with its terms to the same extent as if such party had been the only party identified as “Borrower” hereunder or thereunder.

     Section 5. Further Assurances. Borrower will, at its expense execute, deliver, file, and record (in such manner and form as Lender may require) any financing statement, specific assignment, or other paper and take any other action that may be necessary, or that Lender may reasonably request, in order to protect, preserve, perfect, or validate the security interest in all or any portion of the Collateral or to enable Lender to exercise and enforce its rights in the Collateral.

     Section 6. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment and the funding of any Advance under the Loan Agreement shall be subject to the condition precedent that Lender shall have received all of the following, which, if existing, are hereby ratified and confirmed by Borrower:

  (a) a new Revolving Note, properly executed;

  (b) a signed certificate of the Secretary of PVPL and the signed written consents of the manager and sole member of ProConn and Exact which shall (i) evidence the authorization of the Board of Directors of PVPL or the manager and member of ProConn and Exact, as the case may be, to enter into this Amendment and to execute all documents related hereto; (ii) certify the officer of PVPL, or other party on behalf of PVPL, ProConn and Exact, authorized to sign this Amendment and any document securing the obligations of Borrower under the Loan Agreement, this Amendment or otherwise, and (iii) contain the true signature of any such officer or designated party (and Lender may conclusively rely on the certificate until it shall receive a further certificate of the Secretary of PVPL canceling or amending the prior certificate); and

  (c) such other documents, instruments and certificates as Lender, in its sole discretion, may require.

Section 7. Miscellaneous.

     Section 7.1 Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, interpretation, administration, amendment and enforcement of this Amendment and any of the other instruments and documents to be delivered hereunder and thereunder including, but not limited to, reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto, as well as all out-of-pocket expenses incurred by Lender.

     Section 7.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Amendment, the Loan Agreement, the Collateral Agreements, nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

     Section 7.3 Binding Effect and Assignment. This Amendment shall be binding upon and inure to the benefit of each Borrower and Lender, and their respective successors and assigns, including any subsequent holder or holders of any of the Notes or any participation interest therein except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

     Section 7.4 Severability. In the event any one or more of the provisions contained in this Amendment, the Loan Agreement, any of the Collateral Agreements or any other documents given in connection with this transaction shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, the Loan Agreement or the Collateral Agreements, nor shall it affect the validity, legality or enforceability of such provision in other states.

     Section 7.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nebraska.

     Section 7.6 Counterparts. This Amendment may be executed in two or more counterparts and such counterparts shall be deemed originals and all such counterparts shall constitute one and the same instrument.

     Section 7.7 Waiver. EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY ONE OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO TO ANY

RIGHT ANY ONE OF THEM MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY ONE OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE RECIPROCAL WAIVERS OF BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES AS SET FORTH ABOVE HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND AS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

     Section 7.8 Construction. This document is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Amendment and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Lender and Borrower were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

     Section 7.9 Notice – Written Agreements. This Notice is Provided Pursuant to Nebraska Revised Statutes 45-1,112 et. seq. This Amendment is a credit agreement. A credit agreement must be in writing to be enforceable under Nebraska Law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.

Professional Veterinary Products, Ltd., a Nebraska corporation

By:	/s/ Dr. Lionel L. Reilly

Dr. Lionel L. Reilly, it President

ProConn, LLC, a Nebraska limited liability company

By:	Professional Veterinary Products, Ltd.,
a Nebraska corporation, its Manager
and sole Member

	By:	/s/ Dr. Lionel L. Reilly

Dr. Lionel L. Reilly, it President

Exact Logistics, LLC, a Nebraska limited liability company

By:	Professional Veterinary Products, Ltd.,
a Nebraska corporation, its Manager
and sole Member

	By:	/s/ Dr. Lionel L. Reilly

Dr. Lionel L. Reilly, it President

U.S. Bank National Association, a national banking association

By:	/s/

Name:

Title: